                                                              EXHIBIT 10.24 (b)


                          LEASE TERMINATION AGREEMENT
                          ---------------------------


     THIS LEASE TERMINATION AGREEMENT (this "Agreement") made this 27th day of May, 1997, by and between Teachers' Retirement System of the State of Illinois, a retirement system created pursuant to the laws of the State of Illinois ("Landlord"), and Playboy Enterprises, Inc., a Delaware corporation ("Tenant").


                               R E C I T A L S:

     WHEREAS, Landlord and Tenant entered into a certain Industrial Building Lease dated October 20, 1992 (the "Lease") for certain premises (the "Premises"), more particularly described in the Lease in that building (the "Building") located at 800 West Thorndale, Itasca, Illinois; and

     WHEREAS, Tenant desires to terminate the Lease and Landlord has agreed to such termination on the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the above preambles which, by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. Effective as of 11:59 p.m. (Central Standard Time) on August 31, 1997 (the "Early Termination Date") and subject to the agreements, representations, warranties and indemnities contained in this Agreement, the Lease is terminated and the term thereby demised shall expire with the same force and effect as if the term of the Lease by the provisions thereof was fixed to expire on the Early Termination Date.

     2. Effective as of the Early Termination Date, Tenant remises, releases, quitclaims and surrenders to Landlord, its successors and assigns, the Lease and all of the estate and rights of Tenant in and to the Lease and the Premises and Tenant forever releases and discharges Landlord from any and all claims, demands or causes of action whatsoever against Landlord or its successors and assigns arising out of or in connection with the Premises or the Lease and forever releases and discharges Landlord from any obligations to be observed or performed by Landlord under the Lease.

     3. Subject to the agreements, representations, warranties and indemnities contained in this Agreement, Landlord agrees to accept the surrender of the Lease and the Premises after the Early Termination Date and, effective as of the Early Termination Date, forever releases and discharges Tenant from any obligations to be observed and performed by Tenant under the Lease after the Early Termination Date (subject to Paragraph 6 below) provided that Tenant has satisfied, performed and fulfilled the agreements set forth in Paragraph 4 below, and each of the representations and warranties set forth in Paragraph 5 below are true and correct.

     4.   On or prior to the Early Termination Date, Tenant shall:

          (a) Except as otherwise herein provided, fulfill all covenants and obligations under the Lease applicable to the period prior to and including the Early Termination Date.

          (b) Completely vacate and surrender the Premises to Landlord in accordance with Article XXVI of the Lease. Tenant shall leave the Premises in a broom clean condition and free of all movable furniture and equipment, remove all shelving and bolts attached to the floor so the floor is returned to Landlord in a substantially flat condition and shall deliver the keys to the Premises to Landlord or Landlord's designee.

          (c) Obtain final utility bills and pay all outstanding charges for utility services up to and including the day immediately preceding the Early Termination Date.

     5. Tenant represents and warrants that as of the date hereof (a) Tenant is the rightful owner of all of Tenant's interest in the Lease; (b) Tenant has not made any disposition, assignment, sublease, or conveyance of the Lease or Tenant's interest therein; (c) Tenant has no knowledge of any fact or circumstance which would give rise to any claim, demand, action or cause of action arising out of or in connection with Tenant's occupancy of the Premises;
(d) no other person or entity has an interest in the Lease, collateral or otherwise; and (e) there are no outstanding contracts for the supply of labor or material and no work has been done or is being done in, to or about the Premises which has not been fully paid for and for which appropriate waivers of mechanic's liens have not been obtained.

     6. As consideration for certain of the covenants and agreements contained herein, and for the early termination of the Lease, Tenant shall pay to Landlord a fee (the "Termination Payment") in an amount equal to Sixty Thousand Dollars ($60,000.00) which represents one hundred percent (100%) of the Rent (as defined in Article 4.1 of the Lease) including, but not limited to, Base Rent (as defined in Article 3 of the Lease), Taxes (as described in Article 5.1 of the Lease), utilities and other impositions (as described in Article 5.2 of the Lease) and any other charges or sums due under the Lease (collectively, hereinafter, the "Rental Obligation") for the period commencing on September 1, 1997, and continuing through and including December 31, 1997. Tenant shall pay the Termination Payment to Landlord on or before July 15, 1997.

     7. Notwithstanding anything to the contrary contained herein, Tenant shall indemnify, defend (with counsel approved by Landlord) and hold Landlord harmless from and against any and all liabilities, obligations, damages (direct and/or consequential), penalties, claims, costs, charges and expenses (including, without limitation, attorneys' fees) which may be imposed upon, incurred by, or asserted against Landlord and arising, directly or indirectly, out of or in connection with the use, nonuse, possession, occupancy, condition, operation, maintenance or management of the Premises or any part thereof prior to and including the day immediately preceding the Early Termination Date, any act or omission of Tenant or any of its assignees, concessionaires, agents, contractors, employees or invitees, any injury or damage to any person or property occurring in, on or about the Premises, or any part thereof, prior to and including the day immediately preceding the Early Termination Date, or any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in the Lease to be observed or performed by Tenant. In addition, Tenant hereby agrees to pay to Landlord for each day Tenant retains possession of the Premises or any part thereof after the Early Termination Date all damages, consequential as well as direct, sustained by Landlord by reason of such retention.

     8. It is agreed and understood that Tenant may acknowledge only the existence of an agreement between Landlord and Tenant pertaining to the termination of the Lease, and that Tenant may not disclose any of the terms and provisions contained in this Agreement to any other party unless required by applicable law. Tenant acknowledges that any breach by Tenant in this Paragraph 8 shall cause Landlord irreparable harm. The terms and provisions of this Paragraph 8 shall survive the termination of the Lease pursuant to the terms of this Agreement.

     9. Notwithstanding anything in this Agreement to the contrary, Tenant shall remain liable for all year-end adjustments with respect to Taxes for years 1996 (payable in 1997) and 1997 (payable in 1998) prorated to the day immediately preceding the Early Termination Date. Such adjustment shall be paid at the time, in the manner and otherwise accordance with the terms of the Lease.

    10. This Agreement shall be binding upon and inure to the benefit of Landlord and Tenant, and their respective successors, assigns and related entities. Any term that is capitalized but not defined in this Agreement that is capitalized and defined in the Lease shall have the same meaning for purposes of this Agreement as it has for purposes of the Lease.

     11. This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

     12. Notwithstanding anything contained in this Agreement to the contrary, Landlord and Tenant acknowledge and agree that this Agreement is contingent upon Landlord executing a Lease (the "Other Lease") with a new tenant for the Premises on or before June 1, 1997. If the Other Lease is not executed by Landlord on or before June 25, 1997, this Agreement shall automatically terminate and be of no further force or effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement on the day and year first above written.



                          LANDLORD:

                          TEACHERS' RETIREMENT SYSTEM OF THE
                          STATE OF ILLINOIS, a retirement system
                          created pursuant to the laws of the State of Illinois


                              By: Capital Associates Realty Advisors
                                  Corp., as Investment Manager, Duly
                                  Authorized Agent and Attorney-in-Fact



                              By: /s/ Thomas J. Pabian
                                  ----------------------
                                  Name: Thomas J. Pabian
                                  Its: Executive Vice President


                          TENANT:

                          PLAYBOY ENTERPRISES, INC.,
                          a Delaware corporation



                          By: /s/ Howard Shapiro
                              --------------------------
                              Name:   Howard Shapiro
                              Title:  Ex.V.P.



                                       3